Securities and Exchange Commission

                             Washington, D.C. 20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
               Pursuant to Section 12(b) or (g) of the Securities
                              Exchange Act of 1934

                                                    Commission File No. 0-23382

                           TRANS GLOBAL SERVICES, INC.
             (Exact name of registrant as specified in its charter)




                Delaware                                62-1544008
(State of Incorporation or organization)   (I.R.S. Employer Identification No.)



   1770 Motor Parkway, Hauppauge, New York                            11778
   (Address of principal executive offices)                         (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

                                      NONE

Securities to be registered pursuant to Section 12(g) of the Act:

    Series G Convertible Redeemable Preferred Stock, par value $.01 per share
                                (Title of class)

               Series E Redeemable Common Stock Purchase Warrants
                                (Title of class)

         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

         If this Form relates to the registration of a class of debt securities and is effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933, pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Item 1.  Description of Registrant's Securities to be Registered.

         Reference is made to the captions "Description of Securities -- Capital Stock," "Description of Securities -- Series G Preferred Stock" and "Description of Securities -- Series E Redeemable Common Stock Purchase Warrants" in the Prospectus forming a part of Registration Statement on Form S-1, File No. 333-14289, which captions are incorporated in this Registration Statement by reference.

Item 2.  Exhibits.

         1   Restated Certificate of Incorporation of the Registrant.(1)

         2 Certificate of Designation for the Series G Convertible Preferred Stock(1)

         3 Form of Warrant Agreement between the Registrant and American Stock Transfer & Trust Company, as Warrant Agent, to which the form of Series E Redeemable Common Stock Purchase Warrant is included as an exhibit.(1)

(1) Filed as an exhibit to the Registrant's Registration Statement on Form S-1, File No. 333-14289, and incorporated herein by reference.

                                    SIGNATURE

         Pursuant to the requirement of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

February 10, 1997                                 TRANS GLOBAL SERVICES, INC.

                                                  By: LEWIS S. SCHILLER
                                                      -----------------
                                                      Lewis S. Schiller
                                                      Chief Executive Officer